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                                                                     EXHIBIT 5.1

                  ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP
                     1999 AVENUE OF THE STARS, SUITE 1800
                         LOS ANGELES, CALIFORNIA 90067
                          TELEPHONE:  (310) 788-2400
                          FACSIMILE:  (310) 788-2410

September 22, 1999

Anworth Mortgage Asset Corporation
1299 Ocean Avenue, Suite 200
Santa Monica, California  90401

          Re: Sale of Shares Pursuant to the Dividend Reinvestment and Stock Purchase Plan

Dear Sir/Madam:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), of Anworth Mortgage Asset Corporation, a Maryland corporation (the "Company") filed with the Securities and Exchange Commission (the "SEC") in connection with the registration by the Company of up to 450,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"). The Shares are to be sold pursuant to a Dividend Reinvestment and Stock Purchase Plan (the "Plan").

          For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

          Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that subject to effectiveness of the Registration Statement with the SEC (such Registration Statement being hereinafter referred to as the "Registration Statement") and to registration or qualification under the securities laws of the states in which the securities may be sold, upon the sale and issuance of the Shares in the manner referred to in the Registration Statement and in accordance with the terms of the Plan and upon payment therefor, the Shares will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

          With respect to the opinion set forth above, we have relied upon the opinion of Piper & Marbury L.L.P., dated September 22, 1999, a copy of which has been delivered to you, as to matters of Maryland law.

          We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California. Furthermore, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                             Exhibit 5.1 - Page 1
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          We consent to the use of our name under the caption "Legal Matters,"
in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

          By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,

                                  /s/ Allen, Matkins, Leck, Gamble & Mallory LLP
                                  ----------------------------------------------
                                  Allen, Matkins, Leck, Gamble & Mallory LLP

                             EXHIBIT 5.1 - Page 2